Exhibit 99.1

Innovative Eyewear, Inc. Adopts Limited Duration Stockholders Rights Plan

MIAMI, Sept. 25, 2024 /PRNewswire/ – Innovative Eyewear, Inc. (“Innovative Eyewear” or the “Company”) (Nasdaq: LUCY), the developer of smart eyewear under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands, today announced that its Board of Directors has approved the adoption of a limited duration stockholder rights plan (the “Rights Plan”) and declared a dividend distribution of one right (“Right”) for each outstanding share of common stock. The record date for such dividend distribution is September 25, 2024. The Rights Plan expires, without any further action being required to be taken by Innovative Eyewear’s Board of Directors, on September 25, 2025 or at such earlier time as disclosed in the Rights Plan.

The adoption of the Rights Plan is intended to enable all Innovative Eyewear stockholders to realize the full potential value of their investment in the company and to protect the interests of the company and its stockholders by reducing the likelihood that any person or group gains control of Innovative Eyewear through open market accumulation or other tactics without paying an appropriate control premium. In addition, the Rights Plan provides the Board of Directors with time to make informed decisions that are in the best long-term interests of Innovative Eyewear and its stockholders and does not deter Innovative Eyewear’s Board of Directors from considering any offer that is fair and otherwise in the best interest of Innovative Eyewear’s stockholders.

The Rights Plan is similar to other plans adopted by publicly traded companies. Under the Rights Plan, the rights generally will become exercisable only if a person or group (including a group of persons who are acting in concert with each other) acquires beneficial ownership of 20% or more of Innovative Eyewear’s common stock in a transaction not approved by the Innovative Eyewear Board of Directors. In that situation, each holder of a right (other than the acquiring person or group, whose rights will become void and will not be exercisable) will have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of Innovative Eyewear’s common stock having a market value of twice such price. In addition, if Innovative Eyewear is acquired in a merger or other business combination after an acquiring person acquires 20% or more of Innovative Eyewear’s common stock, each holder of the right would thereafter have the right to purchase, upon payment of the exercise price and in accordance with the terms of the Rights Plan, a number of shares of common stock of the acquiring person having a market value of twice such price. The acquiring person or group will not be entitled to exercise these Rights. Vladimir Galkin and his affiliates and associates have been grandfathered under the Rights Plan but will become an acquiring person upon their acquisition of more of our outstanding shares of common stock, subject to certain exceptions as described in the Rights Plan. In the Rights Plan, the definition of “beneficial ownership” includes derivative securities.

Further details of the Rights Plan will be contained in a Current Report on Form 8-K that Innovative Eyewear will be filing with the Securities and Exchange Commission (SEC). These filings will be available on the SEC’s web site at www.sec.gov. Copies are also available at no charge at the Investors section of Innovative Eyewear’s corporate website at www.lucyd.co.

Ellenoff Grossman & Schole LLP is serving as legal counsel to Innovative Eyewear.

About Innovative Eyewear, Inc.

Innovative Eyewear is a developer of cutting-edge ChatGPT enabled smart eyewear, under the Lucyd®, Nautica®, Eddie Bauer® and Reebok® brands. True to our mission to Upgrade Your Eyewear®, our Bluetooth audio glasses allow users to stay safely and ergonomically connected to their digital lives and are offered in hundreds of frame and lens combinations to meet the needs of the optical market. To learn more and explore our continuously evolving collection of smart eyewear, please visit www.lucyd.co.

Forward-Looking Statements

This press release contains certain forward-looking statements, including but not limited to, those relating to the Company’s Rights Plan. Forward-looking statements are based on the Company’s current expectations and assumptions. The Private Securities Litigation Reform Act of 1995 provides a safe-harbor for forward-looking statements. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “anticipate,” “believe,” “continue,” “estimate,” “expect,” “future,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters, but the absence of these words does not mean that a statement is not forward-looking. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, market and other conditions, and other factors and risks identified from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”), including its annual report on Form 10-K under the caption “Risk Factors” filed with the SEC on March 25, 2024.

Investor Relations Contact:

Innovative Eyewear, Inc.
Scott Powell
Skyline Corporate Communications Group, LLC
Office: +1 (646) 893-5835
Email: scott@skylineccg.com